Exhibit 99.2

EXECUTION VERSION

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,

PURCHASER

and

German American Capital Corporation,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of August 1, 2017

CD 2017-CD5 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2017-CD5

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of August 1, 2017, is between Citigroup Commercial Mortgage Securities Inc., a Delaware corporation, as purchaser (the “Purchaser”), and German American Capital Corporation, a Maryland corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor, Wells Fargo Bank, National Association, a national banking association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, a Delaware limited liability company, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, a New York limited liability company, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Citibank, N.A., a national banking association, as certificate administrator (the “Certificate Administrator”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other commercial and multifamily mortgage loans (collectively, the “Other Loans”), to a trust fund and certificates representing ownership interests in the Mortgage Loans and the Other Loans will be issued by the trust fund (the “Trust Fund”). In exchange for the Mortgage Loans and the Other Loans, the Trust Fund will issue, to or at the direction of the Depositor, certificates to be known as CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD5 (collectively, the “Certificates”). For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans; provided, however, that with respect to the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A to this Agreement as General Motors Building (the “General Motors Building Mortgage Loan”), such Mortgage Loan is evidenced by note A-2-C2-1 in the Cut-Off Date Balance of $50,000,000.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1      Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, representation or warranty (except as otherwise specifically set forth herein), subject to the rights of the holders of interests in any related Companion Loan, all of its right, title and interest in and to the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received or receivable on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, excluding payments of principal and interest and other amounts due and payable on the Mortgage Loans on or before the Cut-Off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans).

Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in any related Companion

Loan) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holder of any related Companion Loan) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in any related Companion Loan) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer pursuant to this Section 1 of any Mortgage Loan that is part of a Loan Combination, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the subject Mortgage Loan) in, to and under the related Co-Lender Agreement (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as the holder of any related Companion Loan, if applicable). The Seller’s assignment of any Outside Serviced Mortgage Loan is subject to the terms and conditions of the applicable Outside Servicing Agreement and the related Co-Lender Agreement. The Purchaser will sell certain classes of the Certificates (the “Public Certificates”), excluding the VRR Interest, to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of July 24, 2017 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain classes of the Certificates (the “Private Certificates”), excluding the VRR Interest, to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of July 24, 2017 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, or deliver, as applicable, to the Seller or at the Seller’s direction (i) that sum set forth in the funding schedule executed by the Seller and the Purchaser relating to the sale of the Mortgage Loans contemplated hereby (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible), and (ii) subject to Article V of the Pooling and Servicing Agreement, Class VRR Certificates with a $18,648,081 initial aggregate Certificate Balance and representing 52.67% of the VRR Interest (by Certificate Balance). The Seller hereby directs the Purchaser to cause the Class VRR Certificates specified in clause (ii) of the preceding sentence to be registered in the name of Deutsche Bank AG, acting through its New York Branch (“DBNY”) and to be delivered to the Certificate Administrator to be held in the Retained Interest Safekeeping Account on behalf of DBNY in accordance with the Pooling and Servicing Agreement. The Seller acquired the Mortgage Loans from DBNY, and the delivery of such Class VRR Certificates for the account of DBNY is to be made in exchange for a reduction in the price received by DBNY for the sale through the Seller to the Purchaser of the Mortgage Loans. Consistent with the Vertical Credit Risk Retention Agreement, dated and effective as of July 24, 2017, by and between Citi Real Estate Funding Inc., DBNY, Citigroup Global Markets Realty Corp., the Seller and the Depositor, Citi Real Estate Funding Inc. will be deemed to have acquired the Class VRR Certificates referred to in clause (ii) of the third preceding sentence from the Depositor and to have sold such Class VRR Certificates to DBNY.

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2      Books and Records; Certain Funds Received After the Cut-Off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Outside Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3      Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans as contemplated herein, to deliver to and deposit with (or to cause to be delivered to and deposited with) the Custodian (on behalf of the Trustee), with copies (other than with respect to an Outside Serviced Mortgage Loan) to be delivered to the Master Servicer, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian and the Master Servicer, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other related Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to an Outside Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to hold, the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder, to the extent required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder in accordance with the applicable terms thereof and/or of the related Loan Documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder.

(b)           Except with respect to any Outside Serviced Mortgage Loan, the Seller shall deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans and any related Serviced Companion Loan(s), (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any related asset summaries that were delivered to the Rating Agencies in connection with the rating of the Certificates, material notices related to tenant leases, and any related operating statements, financial statements, appraisals or similar reports) or any related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or any related Serviced Companion Loans or holders of interests therein, and (C) are in the possession or under the control of the Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans and any related Serviced Companion Loans together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or any related Serviced Companion Loan; provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that, in each case, constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; and provided, further, that the Seller shall not be required to deliver any draft documents, privileged or other related Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. Notwithstanding the foregoing, this Section 3(b) shall not apply to any Outside Serviced Mortgage Loan.

(c)           With respect to any Mortgage Loan secured by any Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any such related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File) and the Master Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4      Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5      Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)           with respect to the Mortgage Loans (other than any Outside Serviced Mortgage Loan), it shall record and file, or cause a third party on its behalf to record and file, in the appropriate public recording office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, and each related UCC-3 financing statement referred to in the definition of Mortgage File, in each case in favor of the Trustee, as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments of Assignment of Leases, assignments of Mortgage and financing statements shall be paid by (or caused to be paid by) the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording or filing of, such substitute or corrected document or instrument, or with respect to any assignments that a third party on the Seller’s behalf has agreed to record or file as described in the Pooling and Servicing Agreement, the Seller shall deliver such substitute or corrected document or instrument to such third party (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)           as to each Mortgage Loan (except with respect to any Outside Serviced Mortgage Loan), if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller or the title agent to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Seller or its designee shall obtain and provide to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)           it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Outside Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and any Serviced Companion Loan Holder. Prior to the date that a letter of credit with respect to any Mortgage Loan is so transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents. Notwithstanding the foregoing, this Section 5(c) shall not apply with respect to any Outside Serviced Mortgage Loan;

(d)           the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for (i) the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the Supplemental Servicer Schedule;

(e)           if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information (as such term is defined in the Indemnification Agreement) in (i) the Prospectus dated July 24, 2017 relating to the Public Certificates, the annexes and exhibits thereto and any electronic media delivered therewith, or (ii) the Offering Circular dated July 24, 2017 relating to the Private Certificates, the annexes and exhibits thereto and any electronic media delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All capitalized terms used in this Section 5(e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of July 24, 2017, between the Underwriters, the Initial Purchasers, the Seller and the Depositor (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”).) Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 5(e);

(f)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall: (1) provide the Depositor and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information for which the Seller is responsible as indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and (2) reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Seller at or prior to the Closing Date and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided, that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(g)           within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)           within sixty (60) days after the Closing Date, the Seller shall provide the Depositor (with a copy (which may be sent by email) to each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer and the Operating Advisor) with a certification by an authorized officer of the Seller, substantially in the form of Exhibit F to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Designated Site contains all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(i)            upon written request of the Asset Representations Reviewer (in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for a Mortgage Loan that is a Delinquent Loan), the Seller shall provide to the Asset Representations Reviewer (or the Master Servicer or the Special Servicer at the request of the Asset Representations Reviewer) within ten (10) Business Days of receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), such documents requested by the Asset Representations Reviewer and reasonably available to the Seller relating to each such Delinquent Loan to enable the Asset Representations Reviewer to complete any Test for each such Delinquent Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis (in connection with providing any requested documents to the Master Servicer or the Special Servicer, the Seller shall use reasonable efforts to clearly identify such documents as being delivered in response to a request from the Asset Representations Reviewer and as being required to be transmitted to the Asset Representations Reviewer; provided that the absence of any such identification shall not relieve the Master Servicer or the Special Servicer, as the case may be, from any obligations under the Pooling and Servicing Agreement to transmit any such documents to the Asset Representations Reviewer);

(j)            upon the completion of an Asset Review with respect to each Mortgage Loan that is a Delinquent Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall pay to the Asset Representations Reviewer, within forty-five (45) days after receipt of such written invoice, the Asset Representations Reviewer Asset Review Fee with respect to such Delinquent Loan as set forth in Section 11.02(b) of the Pooling and Servicing Agreement, subject to adjustment with respect to the General Motors Building Mortgage Loan, as set forth in Section 11.02(b) of the Pooling and Servicing Agreement;

(k)           if the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the Test failure indicated in the Preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the Preliminary Asset Review Report, the Seller shall provide to the Special Servicer any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test;

(l)            the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the resolution method;

(m)          the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement); and

(n)           with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of an Outside Serviced Loan Combination, (x) in the event that the Closing Date occurs on or prior to the closing date of the related Outside Securitization Trust, the Seller shall provide (or cause to be provided) to the Depositor (and counsel thereto) and the Certificate Administrator (i) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing date of such Outside Securitization, and (ii) no later than one (1) Business Day after the closing date of such Outside Securitization, a copy of the Outside Servicing Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing date of the Outside Securitization, the Seller shall provide, or cause the Outside Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Outside Servicing Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (i) two (2) Business Days prior to the Closing Date and (ii) one (1) Business Day after the closing date of such Outside Securitization.

SECTION 6      Representations and Warranties.

(a)           The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)            The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)             The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)           The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller and those filings and recordings of Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date; and

(vii)         The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the

Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)           The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)         The Purchaser has (i) prepared a report on Form ABS-15G under the Exchange Act (the “Form 15G”) that attaches the Accountant’s Third-Party Due Diligence Report (as defined herein) (a final draft of which Form 15G was provided to the Seller at least 5 business days before the first pricing date with respect to the Certificates); and (ii) furnished the Form 15G to the Commission (as defined herein) on EDGAR at least 5 business days before the first pricing date with respect to the Certificates as required by Rule 15Ga-2 under the Exchange Act.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)           Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto (other than the Asset Representations Reviewer) discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, then such party is required to give prompt written notice thereof to the Seller.

(e)           Pursuant to the Pooling and Servicing Agreement, the Enforcing Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the related Mortgage Loan or the related Mortgaged Property or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). If such Document Defect or Breach has been determined to be a Material Defect, then the Enforcing Servicer will be required to give prompt written notice thereof to the Seller, demanding that the Seller cure such Material Defect. Promptly upon becoming aware of any such Material Defect (including, without limitation, through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days from the earlier of the Seller’s (x) discovery of, and (y) receipt of notice of and receipt of a demand to take action with respect to such Material Defect (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Defect), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith (including, if applicable, the amount of any fees of the Asset Representations Reviewer payable pursuant to Section 5(j) above attributable to the Asset Review of such Mortgage Loan)) or, if such Material Defect cannot be cured within such 90-day period, the Seller shall (before the end of such 90-day period) either: (i) repurchase the affected Mortgage Loan or any related REO Property (or the Trust Fund’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Defect is capable of being cured but not within such 90-day period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such 90-day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90-day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Defect is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within such additional 90-day period; and provided, further, that, if any such Material Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and shall be required, under the Pooling and Servicing Agreement, to be remitted by the Master Servicer to the Seller promptly following receipt. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 6(e) if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan that had replaced a prior Mortgage Loan, in which case, absent a cure (including by the making of a Loss of Value Payment pursuant to the following paragraph) of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its obligations with respect to any Material Defect as set forth in the preceding paragraph, to the extent that the Seller and the Enforcing Servicer (subject to the consent of the Controlling Class Representative so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan) as provided in the Pooling and Servicing Agreement, are able to agree upon a cash payment payable by the Seller to the Purchaser or the Trust, as applicable, that would be deemed sufficient to compensate the Purchaser or the Trust, as applicable, for a Material Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser or the Trust, as applicable; provided, that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage, may not be cured by a Loss of Value Payment; and provided, further that the Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer attributable to any Asset Review of such Mortgage Loan. Upon its making a Loss of Value Payment, the Seller shall be deemed to have cured the subject Material Defect in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Purchaser or the Trust, as applicable, and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Defect. This paragraph is intended to apply only to a mutual agreement or settlement between the Seller and the Enforcing Servicer, provided that, prior to any such agreement or settlement, nothing in this paragraph shall preclude the Seller or the Enforcing Servicer, from exercising any of its rights related to a Material Defect in the manner and within the time frames set forth in the Pooling and Servicing Agreement or this Section 6(e) (excluding this paragraph) (including any right to cure, repurchase or substitute for a Mortgage Loan).

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect, as applicable:

(A) the Seller (at its expense) delivers or causes to be delivered to the Trustee, the Master Servicer and the Special Servicer an Opinion of Counsel to the effect that such Seller’s repurchase or replacement of only those Mortgage Loans as to which a Material Defect has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 6(e) (i) will not cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding and (ii) will not result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); and

(B)  each of the following conditions would be satisfied if the Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(1)   the debt service coverage ratio for such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement;

(2)   the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-

value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(3)   either (x) the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group will not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group or (y) the Loan Documents evidencing and securing the relevant Mortgage Loans have been modified in a manner that complies with this Agreement and the Pooling and Servicing Agreement and that removes any threat of impairment of the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group as a result of the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group.

The determination of the Enforcing Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error on the Certificateholders, other parties to the Pooling and Servicing Agreement and the Seller. The Enforcing Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered, to the Enforcing Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (B)(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the second preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the Seller and the Depositor agree to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Custodian. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties shall forbear from exercising such remedies unless and until the Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Cross-Collateralized Group shall be allocated between such Mortgage Loans in accordance with the related Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

The Pooling and Servicing Agreement provides that, to the extent necessary and appropriate, the Master Servicer or Special Servicer, as applicable, will execute (pursuant to a limited power of attorney provided by the Trustee who will not be liable for any misuse of any such power of attorney by the Master Servicer or Special Servicer, as applicable, or any of its agents or subcontractors) the modification of the Loan Documents that complies with this Agreement to remove the threat of impairment of the ability of the Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party. All costs and expenses incurred by the Trustee, the Special Servicer and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph and the first, second and third preceding paragraphs shall be advanced by the Master Servicer as provided for in Section 2.03(a) of the Pooling and Servicing Agreement, and such advances and interest thereon shall be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

With respect to any Outside Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Outside Serviced Companion Loan included in the related Outside Securitization Trust, and such Outside Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Outside Securitization Trust as a result of such “material document defect” (as such term or any analogous term is defined in such Outside Servicing Agreement), then the Seller shall repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related solely to the promissory note for such Outside Serviced Companion Loan.

(f)           In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all Escrow Payments and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee, the Certificate Administrator and/or the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Defective Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 6, the Seller shall amend the Mortgage Loan Schedule to reflect the removal of any deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(g)           The representations and warranties of the parties hereto shall survive the execution and delivery of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)           Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect or to repurchase, or substitute for, or make a Loss of Value Payment with respect to, any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)            The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan and the person making the Repurchase Request, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission (the “Commission”) and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Commission under Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans, on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no Rule 15Ga-1 Notice Provider will be required to provide information in a Rule 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust Fund is 0001710360.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

(j)            The Seller hereby acknowledges and agrees that it and the Purchaser have engaged KPMG LLP (the “Accounting Firm”) to perform “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the Mortgage Loans and to prepare a “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) (the “Accountant’s Third-Party Due Diligence Report”) in connection therewith. The Seller hereby represents and warrants to, and covenants with, the Depositor that, except with respect to the Accounting Firm and the Accountant’s Third-Party Due Diligence Report, the Seller, as of the Closing Date, (A) has not obtained any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act), and (B) has not retained any third party to engage in, and will not retain any third party to engage in, any activity that constitutes “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the Mortgage Loans, unless, in the case of the immediately preceding clause (B) and following the Closing Date, the Seller (i) provides prior written notice to the Depositor, (ii) requires the third-party due diligence provider to comply with its obligations under Section 15E(s)(4)(B) of, and Rule 17g-10 under, the Exchange Act (including with respect to the timely delivery to any applicable NRSRO and to the Depositor of a Form ABS Due Diligence-15E), and (iii) facilitates the Depositor’s compliance with Rule 17g-5(a)(3)(iii)(E) under the Exchange Act, with respect thereto. The Seller further represents and warrants that no portion of the Accountant’s Third-Party Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(j).

(k)           The Seller further represents and warrants that, with respect to any Mortgage Loan that is, or that at any time that any Certificate is outstanding becomes, part of an Outside Serviced Loan Combination (and for which the depositor under the Outside Servicing Agreement is not the Purchaser), the related Outside Servicing Agreement contains, or at the time such Outside Servicing Agreement is executed and delivered will contain, terms and provisions (or, to the extent specified on Exhibit E to this Agreement, the related Co-Lender Agreement contains terms and provisions) that are designed to comply in all material respects with the provisions set forth on Exhibit E to this Agreement. The Seller further represents and warrants that, with respect to any Mortgage Loan that is, or that at any time that any Certificate is outstanding becomes, part of an Outside Serviced Loan Combination (and for which the depositor under the Outside Servicing Agreement is the Purchaser), the related Co-Lender Agreement does not contain any terms or provisions that conflict with (or that will conflict with) any terms or provisions in the related Outside Servicing Agreement that are designed to comply in all material respects with the provisions set forth on Exhibit E to this Agreement.

SECTION 7      Review of Mortgage File. The parties hereto acknowledge that the Custodian will be required to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8      Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by the Seller substantially in the form of Exhibit D to this Agreement.

(b)           The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)           The Purchaser shall have received the following additional closing documents:

(i)           copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)           a certificate as of a recent date of the Secretary of State of the State of Maryland to the effect that the Seller is duly organized, existing and in good standing in the State of Maryland;

(iii)          an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)          an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)           a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller Information, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)           The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)           The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(g)           An officer of the Seller (i) prior to the delivery of the Preliminary Prospectus to investors, shall have delivered to the Depositor for the benefit of the Chief Executive Officer of the Depositor a sub-certification (the “Preliminary Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Commission pursuant to the requirements of the Commission’s Form SF-3; and (ii) prior to the delivery of the Prospectus to investors, shall have delivered to the Depositor for the benefit of the Chief Executive Officer of the Depositor a sub-certification (the “Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Commission pursuant to the requirements of the Commission’s Form SF-3.

SECTION 9      Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10    Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement (as such term is defined in the Indemnification Agreement), Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP as counsel to the Depositor; and (x) the reasonable fees and expenses of Sidley Austin LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 12.14 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 12.14 of the Pooling and Servicing Agreement.

SECTION 11    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14    Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6 and Section 16.

SECTION 16    Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee, but shall not be further assigned by the Trustee to any Person.

SECTION 17    Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by fax transmission or electronic mail and confirmed to it at Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, to the attention of Paul Vanderslice, fax number (212) 723-8599, and Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, New York, New York 10013, to the attention of Richard Simpson, fax number (646) 328-2943, and Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, to the attention of Ryan M. O’Connor, fax number (646) 862-8988, and with an electronic copy emailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by fax transmission or electronic mail and confirmed to it at German American Capital Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19    Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20    Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23    Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

GERMAN AMERICAN CAPITAL CORPORATION

By:	/s/ Matt Smith
Name: Matt Smithr
Title: Director

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

CD 2017-CD5 - GACC Mortgage Loan Purchase Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

CD 2017-CD5 Mortgage Loan Schedule - GACC

									Remaining
Loan							Cut-Off Date	Mortgage	Term To
Number	Footnotes	Property Name	Address	City	State	Zip Code	Balance ($)	Rate	Maturity / ARD (Mos.)	Maturity Date / ARD
1	(1)	General Motors Building	767 Fifth Avenue	New York	New York	10153	50,000,000	3.43000%	118	6/9/2027
2	(2)	Olympic Tower	645, 647 and 651 Fifth Avenue and 10 East 52nd Street	New York	New York	10022	60,000,000	3.95395%	117	5/6/2027
3		AHIP Northeast Portfolio IV					56,500,000	4.46000%	59	7/6/2022
3.01		Residence Inn Baltimore White Marsh	4980 Mercantile Road	Baltimore	Maryland	21236
3.02		Hampton Inn Suites Arundel BWI Airport	7027 Arundel Mills Circle	Hanover	Maryland	21076
3.03		Residence Inn Neptune at Gateway Centre	230 Jumping Brook Road	Neptune	New Jersey	07753
3.04		Residence Inn Atlantic City Egg Harbor Township	3022 Fire Road	Egg Harbor	New Jersey	08234
4	(3)	245 Park Avenue	245 Park Avenue	New York	New York	10167	51,250,000	3.66940%	118	6/1/2027
5	(4)	Starwood Capital Group Hotel Portfolio					40,000,000	4.48600%	118	6/1/2027
5.01		Larkspur Landing Sunnyvale	748 North Mathilda Avenue	Sunnyvale	California	94085
5.02		Larkspur Landing Milpitas	40 Ranch Drive	Milpitas	California	95035
5.03		Larkspur Landing Campbell	550 West Hamilton Avenue	Campbell	California	95008
5.04		Larkspur Landing San Francisco	690 Gateway Boulevard	South San Francisco	California	94080
5.05		Larkspur Landing Pleasanton	5535 Johnson Drive	Pleasanton	California	94588
5.06		Larkspur Landing Bellevue	15805 Southeast 37th Street	Bellevue	Washington	98006
5.07		Larkspur Landing Sacramento	555 Howe Avenue	Sacramento	California	95825
5.08		Hampton Inn Ann Arbor North	2300 Green Road	Ann Arbor	Michigan	48105
5.09		Larkspur Landing Hillsboro	3133 Northeast Shute Road	Hillsboro	Oregon	97124
5.10		Larkspur Landing Renton	1701 East Valley Road	Renton	Washington	98057
5.11		Holiday Inn Arlington Northeast Rangers Ballpark	1311 Wet N Wild Way	Arlington	Texas	76011
5.12		Residence Inn Toledo Maumee	1370 Arrowhead Drive	Maumee	Ohio	43537
5.13		Residence Inn Williamsburg	1648 Richmond Road	Williamsburg	Virginia	23185
5.14		Hampton Inn Suites Waco South	2501 Marketplace Drive	Waco	Texas	76711
5.15		Holiday Inn Louisville Airport Fair Expo	447 Farmington Avenue	Louisville	Kentucky	40209
5.16		Courtyard Tyler	7424 South Broadway Avenue	Tyler	Texas	75703
5.17		Hilton Garden Inn Edison Raritan Center	50 Raritan Center Parkway	Edison	New Jersey	08837
5.18		Hilton Garden Inn St Paul Oakdale	420 Inwood Avenue North	Oakdale	Minnesota	55128
5.19		Residence Inn Grand Rapids West	3451 Rivertown Point Court Southwest	Grandville	Michigan	49418
5.20		Peoria, AZ Residence Inn	8435 West Paradise Lane	Peoria	Arizona	85382
5.21		Hampton Inn Suites Bloomington Normal	320 South Towanda Avenue	Normal	Illinois	61761
5.22		Courtyard Chico	2481 Carmichael Drive	Chico	California	95928
5.23		Hampton Inn Suites Kokomo	2920 South Reed Road	Kokomo	Indiana	46902
5.24		Hampton Inn Suites South Bend	52709 State Road 933	South Bend	Indiana	46637
5.25		Courtyard Wichita Falls	3800 Tarry Street	Wichita Falls	Texas	76308
5.26		Hampton Inn Morehead	4035 Arendell Street	Morehead City	North Carolina	28557
5.27		Residence Inn Chico	2485 Carmichael Drive	Chico	California	95928
5.28		Courtyard Lufkin	2130 South First Street	Lufkin	Texas	75901
5.29		Hampton Inn Carlisle	1164 Harrisburg Pike	Carlisle	Pennsylvania	17013
5.30		Springhill Suites Williamsburg	1644 Richmond Road	Williamsburg	Virginia	23185
5.31		Fairfield Inn Bloomington	120 South Fairfield Drive	Bloomington	Indiana	47404
5.32		Waco Residence Inn	501 South University	Waco	Texas	76706
5.33		Holiday Inn Express Fishers	9791 North by Northeast Boulevard	Fishers	Indiana	46037
5.34		Larkspur Landing Folsom	121 Iron Point Road	Folsom	California	95630
5.35		Springhill Suites Chicago Naperville Warrenville	4305 Weaver Parkway	Warrenville	Illinois	60555
5.36		Holiday Inn Express & Suites Paris	3025 Northeast Loop 286	Paris	Texas	75460
5.37		Toledo Homewood Suites	1410 Arrowhead Drive	Maumee	Ohio	43537
5.38		Grand Rapids Homewood Suites	3920 Stahl Drive	Grand Rapids	Michigan	49546
5.39		Cheyenne Fairfield Inn and Suites	1415 Stillwater Avenue	Cheyenne	Wyoming	82009
5.40		Fairfield Inn Laurel	13700 Baltimore Avenue	Laurel	Maryland	20707
5.41		Courtyard Akron Stow	4047 Bridgewater Parkway	Stow	Ohio	44224
5.42		Larkspur Landing Roseville	1931 Taylor Road	Roseville	California	95661
5.43		Towneplace Suites Bloomington	105 South Franklin Road	Bloomington	Indiana	47404
5.44		Hampton Inn Danville	97 Old Valley School Road	Danville	Pennsylvania	17821
5.45		Holiday Inn Norwich	10 Laura Boulevard	Norwich	Connecticut	06360
5.46		Hampton Inn Suites Longview North	3044 North Eastman Road	Longview	Texas	75605
5.47		Springhill Suites Peoria Westlake	2701 West Lake Avenue	Peoria	Illinois	61615
5.48		Hampton Inn Suites Buda	1201 Cabelas Drive	Buda	Texas	78610
5.49		Shawnee Hampton Inn	4851 North Kickapoo	Shawnee	Oklahoma	74804
5.50		Racine Fairfield Inn	6421 Washington Avenue	Racine	Wisconsin	53406
5.51		Hampton Inn Selinsgrove Shamokin Dam	3 Stetler Avenue	Shamokin Dam	Pennsylvania	17876
5.52		Holiday Inn Express & Suites Terrell	300 Tanger Drive	Terrell	Texas	75160
5.53		Westchase Homewood Suites	2424 Rogerdale Road	Houston	Texas	77042
5.54		Holiday Inn Express & Suites Tyler South	2421 East Southeast Loop 323	Tyler	Texas	75701
5.55		Holiday Inn Express & Suites Huntsville	148 Interstate 45 South	Huntsville	Texas	77340
5.56		Hampton Inn Sweetwater	302 Southeast Georgia Avenue	Sweetwater	Texas	79556
5.57		Comfort Suites Buda Austin South	15295 South Interstate 35 Building 800	Buda	Texas	78610
5.58		Fairfield Inn & Suites Weatherford	175 Alford Drive	Weatherford	Texas	76087
5.59		Holiday Inn Express & Suites Altus	2812 East Broadway	Altus	Oklahoma	73521
5.60		Comfort Inn & Suites Paris	3035 Northeast Loop 286	Paris	Texas	75460
5.61		Hampton Inn Suites Decatur	110 South Highway 81/287	Decatur	Texas	76234
5.62		Holiday Inn Express & Suites Texarkana East	5210 Crossroads Parkway	Texarkana	Arkansas	71854
5.63		Mankato Fairfield Inn	141 Apache Place	Mankato	Minnesota	56001
5.64		Candlewood Suites Texarkana	2901 South Cowhorn Creek Loop	Texarkana	Texas	75503
5.65		Country Inn & Suites Houston Intercontinental Airport East	20611 Highway 59	Humble	Texas	77338
7		Midlink Business Park	5200 East Cork Street	Kalamazoo	Michigan	49048	37,208,049	4.01678%	119	7/6/2027
8		Residence Inn Long Beach	600 Queensway Drive	Long Beach	California	90802	33,959,929	4.55000%	119	7/6/2027
16		Pack Square	9 Southwest Pack Square; 10 & 14 South Pack Square; 16-18 South Pack Square; 22 South Pack Square; 4 Biltmore Avenue; and 12 Eagle Street	Asheville	North Carolina	28801	19,850,000	4.57000%	118	6/6/2027
17	(7)	Gurnee Mills	6170 West Grand Avenue	Gurnee	Illinois	60031	19,715,907	3.99000%	110	10/1/2026
19		444 Spear	444 Spear Street	San Francisco	California	94105	17,000,000	3.89000%	119	7/6/2027
20		5 Points Center	18541-18645 Beach Boulevard	Huntington Beach	California	92648	15,500,000	4.40000%	119	7/6/2027
23		Best Western Plus Marina Gateway	800 Bay Marina Drive	National City	California	91950	13,400,000	4.57900%	119	7/6/2027
24		Forum at the Soncy	3350 Soncy Road	Amarillo	Texas	79124	13,250,000	4.07300%	118	6/6/2027
25		Presidio Office	38 Keyes Avenue	San Francisco	California	94129	13,000,000	4.54000%	118	6/6/2027
26		Elston & Webster Building	2201-2219 North Elston Avenue & 1716-1746 West Webster Street	Chicago	Illinois	60614	12,966,304	4.07000%	119	7/6/2027
28		Pinole Ridge	1441, 1471, 1473, 1475, 1477 Fitzgerald Drive	Pinole	California	94564	12,425,000	4.35000%	119	7/6/2027
31		1150 65th Street	1150 65th Street	Emeryville	California	94608	11,000,000	3.89000%	119	7/6/2027
32		Market Creek Plaza	310 Euclid Avenue	San Diego	California	92114	11,000,000	4.85000%	118	6/6/2027
34		Good Samaritan Medical Center	393 Blossom Hill Road	San Jose	California	95123	8,500,000	4.48000%	118	6/6/2027
35		Shops at the Canyons	3107 & 3111 TPC Parkway	San Antonio	Texas	78259	8,250,000	4.40000%	119	7/6/2027
42		Hampton Inn Greenwood	1624 Bypass 72	Greenwood	South Carolina	29649	5,479,905	4.85000%	119	7/6/2027
47		Walgreens Market Creek	602 Euclid Avenue	San Diego	California	92114	1,997,799	4.85000%	119	7/6/2027

CD 2017-CD5 Mortgage Loan Schedule - GACC

			Remaining						Crossed With
Loan			Amortization Term	Master Servicing	Primary Servicing	Subservicing	Outside Servicing	Mortgage	Other Loans	ARD
Number	Footnotes	Property Name	(Mos.)	Fee Rate (%)	Fee Rate (%)	Fee Rate (%)	Fee Rate (%)	Loan Seller	(Crossed Group)	(Yes/No)
1	(1)	General Motors Building	0	0.00125%	0.00000%	0.00000%	0.00125%	CGMRC, GACC	No	No
2	(2)	Olympic Tower	0	0.00125%	0.00000%	0.00000%	0.00125%	GACC	No	No
3		AHIP Northeast Portfolio IV	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
3.01		Residence Inn Baltimore White Marsh
3.02		Hampton Inn Suites Arundel BWI Airport
3.03		Residence Inn Neptune at Gateway Centre
3.04		Residence Inn Atlantic City Egg Harbor Township
4	(3)	245 Park Avenue	0	0.00125%	0.00000%	0.00000%	0.00125%	GACC	No	No
5	(4)	Starwood Capital Group Hotel Portfolio	0	0.00125%	0.00000%	0.00000%	0.00250%	GACC	No	No
5.01		Larkspur Landing Sunnyvale
5.02		Larkspur Landing Milpitas
5.03		Larkspur Landing Campbell
5.04		Larkspur Landing San Francisco
5.05		Larkspur Landing Pleasanton
5.06		Larkspur Landing Bellevue
5.07		Larkspur Landing Sacramento
5.08		Hampton Inn Ann Arbor North
5.09		Larkspur Landing Hillsboro
5.10		Larkspur Landing Renton
5.11		Holiday Inn Arlington Northeast Rangers Ballpark
5.12		Residence Inn Toledo Maumee
5.13		Residence Inn Williamsburg
5.14		Hampton Inn Suites Waco South
5.15		Holiday Inn Louisville Airport Fair Expo
5.16		Courtyard Tyler
5.17		Hilton Garden Inn Edison Raritan Center
5.18		Hilton Garden Inn St Paul Oakdale
5.19		Residence Inn Grand Rapids West
5.20		Peoria, AZ Residence Inn
5.21		Hampton Inn Suites Bloomington Normal
5.22		Courtyard Chico
5.23		Hampton Inn Suites Kokomo
5.24		Hampton Inn Suites South Bend
5.25		Courtyard Wichita Falls
5.26		Hampton Inn Morehead
5.27		Residence Inn Chico
5.28		Courtyard Lufkin
5.29		Hampton Inn Carlisle
5.30		Springhill Suites Williamsburg
5.31		Fairfield Inn Bloomington
5.32		Waco Residence Inn
5.33		Holiday Inn Express Fishers
5.34		Larkspur Landing Folsom
5.35		Springhill Suites Chicago Naperville Warrenville
5.36		Holiday Inn Express & Suites Paris
5.37		Toledo Homewood Suites
5.38		Grand Rapids Homewood Suites
5.39		Cheyenne Fairfield Inn and Suites
5.40		Fairfield Inn Laurel
5.41		Courtyard Akron Stow
5.42		Larkspur Landing Roseville
5.43		Towneplace Suites Bloomington
5.44		Hampton Inn Danville
5.45		Holiday Inn Norwich
5.46		Hampton Inn Suites Longview North
5.47		Springhill Suites Peoria Westlake
5.48		Hampton Inn Suites Buda
5.49		Shawnee Hampton Inn
5.50		Racine Fairfield Inn
5.51		Hampton Inn Selinsgrove Shamokin Dam
5.52		Holiday Inn Express & Suites Terrell
5.53		Westchase Homewood Suites
5.54		Holiday Inn Express & Suites Tyler South
5.55		Holiday Inn Express & Suites Huntsville
5.56		Hampton Inn Sweetwater
5.57		Comfort Suites Buda Austin South
5.58		Fairfield Inn & Suites Weatherford
5.59		Holiday Inn Express & Suites Altus
5.60		Comfort Inn & Suites Paris
5.61		Hampton Inn Suites Decatur
5.62		Holiday Inn Express & Suites Texarkana East
5.63		Mankato Fairfield Inn
5.64		Candlewood Suites Texarkana
5.65		Country Inn & Suites Houston Intercontinental Airport East
7		Midlink Business Park	359	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
8		Residence Inn Long Beach	359	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
16		Pack Square	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
17	(7)	Gurnee Mills	350	0.00125%	0.00000%	0.00000%	0.00250%	GACC	No	No
19		444 Spear	0	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
20		5 Points Center	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
23		Best Western Plus Marina Gateway	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
24		Forum at the Soncy	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
25		Presidio Office	0	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
26		Elston & Webster Building	239	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
28		Pinole Ridge	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
31		1150 65th Street	0	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
32		Market Creek Plaza	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
34		Good Samaritan Medical Center	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
35		Shops at the Canyons	360	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
42		Hampton Inn Greenwood	179	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No
47		Walgreens Market Creek	359	0.00125%	0.00125%	0.00000%	0.00000%	GACC	No	No

CD 2017-CD5 Mortgage Loan Schedule - GACC

								Serviced Companion Loan		Serviced Companion Loan
								Remaining	Serviced Companion Loan	Remaining	Serviced Companion Loan
Loan			ARD Mortgage Loan Final	ARD	Serviced Companion Loan	Serviced Companion Loan	Serviced Companion Loan	Term To	Maturity	Amortization Term	Servicing
Number	Footnotes	Property Name	Maturity Date	Revised Rate	Flag	Cut-off Balance	Interest Rate	Maturity / ARD (Mos.)	Date / ARD	(Mos.)	Fees
1	(1)	General Motors Building
2	(2)	Olympic Tower
3		AHIP Northeast Portfolio IV
3.01		Residence Inn Baltimore White Marsh
3.02		Hampton Inn Suites Arundel BWI Airport
3.03		Residence Inn Neptune at Gateway Centre
3.04		Residence Inn Atlantic City Egg Harbor Township
4	(3)	245 Park Avenue
5	(4)	Starwood Capital Group Hotel Portfolio
5.01		Larkspur Landing Sunnyvale
5.02		Larkspur Landing Milpitas
5.03		Larkspur Landing Campbell
5.04		Larkspur Landing San Francisco
5.05		Larkspur Landing Pleasanton
5.06		Larkspur Landing Bellevue
5.07		Larkspur Landing Sacramento
5.08		Hampton Inn Ann Arbor North
5.09		Larkspur Landing Hillsboro
5.10		Larkspur Landing Renton
5.11		Holiday Inn Arlington Northeast Rangers Ballpark
5.12		Residence Inn Toledo Maumee
5.13		Residence Inn Williamsburg
5.14		Hampton Inn Suites Waco South
5.15		Holiday Inn Louisville Airport Fair Expo
5.16		Courtyard Tyler
5.17		Hilton Garden Inn Edison Raritan Center
5.18		Hilton Garden Inn St Paul Oakdale
5.19		Residence Inn Grand Rapids West
5.20		Peoria, AZ Residence Inn
5.21		Hampton Inn Suites Bloomington Normal
5.22		Courtyard Chico
5.23		Hampton Inn Suites Kokomo
5.24		Hampton Inn Suites South Bend
5.25		Courtyard Wichita Falls
5.26		Hampton Inn Morehead
5.27		Residence Inn Chico
5.28		Courtyard Lufkin
5.29		Hampton Inn Carlisle
5.30		Springhill Suites Williamsburg
5.31		Fairfield Inn Bloomington
5.32		Waco Residence Inn
5.33		Holiday Inn Express Fishers
5.34		Larkspur Landing Folsom
5.35		Springhill Suites Chicago Naperville Warrenville
5.36		Holiday Inn Express & Suites Paris
5.37		Toledo Homewood Suites
5.38		Grand Rapids Homewood Suites
5.39		Cheyenne Fairfield Inn and Suites
5.40		Fairfield Inn Laurel
5.41		Courtyard Akron Stow
5.42		Larkspur Landing Roseville
5.43		Towneplace Suites Bloomington
5.44		Hampton Inn Danville
5.45		Holiday Inn Norwich
5.46		Hampton Inn Suites Longview North
5.47		Springhill Suites Peoria Westlake
5.48		Hampton Inn Suites Buda
5.49		Shawnee Hampton Inn
5.50		Racine Fairfield Inn
5.51		Hampton Inn Selinsgrove Shamokin Dam
5.52		Holiday Inn Express & Suites Terrell
5.53		Westchase Homewood Suites
5.54		Holiday Inn Express & Suites Tyler South
5.55		Holiday Inn Express & Suites Huntsville
5.56		Hampton Inn Sweetwater
5.57		Comfort Suites Buda Austin South
5.58		Fairfield Inn & Suites Weatherford
5.59		Holiday Inn Express & Suites Altus
5.60		Comfort Inn & Suites Paris
5.61		Hampton Inn Suites Decatur
5.62		Holiday Inn Express & Suites Texarkana East
5.63		Mankato Fairfield Inn
5.64		Candlewood Suites Texarkana
5.65		Country Inn & Suites Houston Intercontinental Airport East
7		Midlink Business Park
8		Residence Inn Long Beach
16		Pack Square
17	(7)	Gurnee Mills
19		444 Spear
20		5 Points Center
23		Best Western Plus Marina Gateway
24		Forum at the Soncy
25		Presidio Office
26		Elston & Webster Building
28		Pinole Ridge
31		1150 65th Street
32		Market Creek Plaza
34		Good Samaritan Medical Center
35		Shops at the Canyons
42		Hampton Inn Greenwood
47		Walgreens Market Creek

(1)	The Cut-Off Date Balance of $50,000,000 represents the note A-2-C2-1 portion of a whole mortgage loan (the “General Motors Building Mortgage Loan”) that will be contributed to the Trust on the Closing Date jointly by Citigroup Global Markets Realty Corp. (with respect to notes A-3-C2 and A-3-C3-2) and German American Capital Corporation (with respect to note A-2-C2-1). The General Motors Building Mortgage Loan is part of the General Motors Building Loan Combination, which is collectively evidenced by 32 senior pari passu notes and four subordinate notes.

(2)	The Cut-Off Date Balance of $60,000,000 represents notes A-1-C2 and A-1-C3 of a Loan Combination evidence by 11 senior pari passu notes and three subordinate notes.

(3)	The Cut-Off Date Balance of $51,250,000 represents notes A-2-C-1-B and A-2-C-2 of a Loan Combination evidenced by 20 senior pari passu notes and five subordinate notes.

(4)	The Cut-Off Date Balance of $40,000,000 represents notes A-8 and A-10 of a Loan Combination evidenced by 19 pari passu notes.

(7)	The Cut-Off Date Balance of $19,715,907 represents note A-4A of a Loan Combination evidenced by eight pari passu notes.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Outside Securitization Trust), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage

Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Seller on or after June 30, 2017.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-Off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Loan Combination or is part of a Loan Combination that is cross-collateralized and cross-defaulted with another Loan Combination (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan or Loan Combination that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Loan Combination of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-Off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Exhibit B-30-1, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization Trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-Off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Mortgage Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Exhibit C; provided, however, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder,

(v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Exhibit C, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit B-30-1, or future permitted mezzanine debt as set forth on Exhibit B-30-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Exhibit B-30-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Mortgage Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Mortgage Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Exhibit B, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, and other than any Mortgage Loans set forth on Exhibit B-39, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Loan Combination, any other mortgage loan that is part of such Loan Combination and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Loan Combination that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Loan Combination of which such Mortgage Loan is a part.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

Loan No.	Mortgage Loan
2	Olympic Tower
4	245 Park Avenue
7	Midlink Business Park

B-30-1-1

Exhibit B-30-2

List of Mortgage Loans with Future Permitted Mezzanine Debt

Loan No.	Mortgage Loan
5	Starwood Capital Group Hotel Portfolio
8	Residence Inn Long Beach
16	Pack Square
20	5 Points Center

23	Best Western Plus Marina Gateway

35	Shops at the Canyons

B-30-2-1

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None

B-30-3-1

Exhibit B-39

List of Related Borrower Mortgage Loans

Mortgage Loan No.	Mortgage Loan
19	444 Spear
31	1150 65th Street

28	Pinole Ridge
34	Good Samaritan Medical Center

32	Market Creek Plaza
47	Walgreens Market Creek

B-39-1-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Representation	Mortgage Loan	Description of Exception
(6) Permitted Liens; Title Insurance	AHIP Northeast Portfolio IV – Hampton Inn Suites Arundel Mills BWI Airport (Loan No. 3)	The Mortgaged Property is subject to a purchase option in favor of Developer (as defined below) and its successors and assigns, under a Declaration of Restrictions entered into as of the 29th day of December 2000 by and between Arundel Mills Residual Limited Partnership, a Delaware limited partnership (“Developer”) and Skye Hospitality I, L.L.C., a Delaware limited liability company (the “HIS Declaration”), in the event that the owner of the Mortgaged Property (i) discontinues operations of the improvements (i.e. fails to regularly open and operate for business to the general public in good faith on a daily basis) in accordance with the HIS Declaration (subject to exclusions for renovations and casualties) for a continuous period of 180 days or (ii) violates the HIS Declaration (including without limitation a use restriction that requires the Mortgaged Property to be operated as a limited service hotel under a Marriott or Hilton flag, a limit on the amount of income from sales of alcoholic beverages at the Mortgaged Property, requirements regarding the construction of the improvements, and obligations to pay assessments), as finally determined by a court of competent jurisdiction. Such purchase option runs with the land, and would be applicable to the issuing entity if it took title to the Mortgaged Property. The purchase option provides for a purchase price equal to the “fair market value” that a seller, willing but not obligated to sell, would accept (as then encumbered and improved) and which a buyer, willing but not obligated to purchase, would pay therefor, as determined by an appraisal process set forth in the HIS Declaration.
(6) Permitted Liens; Title Insurance	AHIP Northeast Portfolio IV – Residence Inn Baltimore White Marsh AHIP Northeast Portfolio IV – Residence Inn

The related franchisor of each such Mortgaged Property, Marriott International, Inc., has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the borrower or in an affiliate that controls the borrower, in each case to a Competitor (as defined in the franchise agreement) of the franchisor. The right of first refusal

Representation	Mortgage Loan	Description of Exception
	Neptune at Gateway Center AHIP Northeast Portfolio IV – Residence Inn Atlantic City Egg Harbor Township (Loan No. 3)	applies to a transfer to a Competitor in connection with a foreclosure, judicial or legal process or a deed in lieu of foreclosure, but is subordinate to the exercise of the rights under its Mortgage of a bona fide lender who is not a “Competitor” or an “Affiliate” of a Competitor as such terms defined in the franchise agreement; provided that the Mortgage remains validly recorded and in full force and effect and is in compliance with requirements pertaining to financings or indebtedness in the franchise agreement.
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio – Holiday Inn Express & Suites Terrell (Loan No. 5)	In connection with the development of the Mortgaged Property, the Mortgaged Property is subject to a declaration and agreement (the “Declaration”) with the developer of the Mortgaged Property, recorded in June 2006, that provides that the developer has a right to repurchase the Mortgaged Property upon no less than 30 days’ notice and payment of a purchase price equal to the sum of the price paid by the prior owner of the Mortgaged Property in connection with the Declaration and the costs of the improvements on the Mortgaged Property (as described in the Declaration) in the event, among other things, the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, the Borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty or remodeling) or the Borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site).
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 5)

With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Borrower’s interest in the franchise agreement, an ownership interest in the Borrower or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The

Representation	Mortgage Loan	Description of Exception

right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor” or an “Affiliate” of a “Competitor” as such terms are defined under the franchise agreement.

(6) Permitted Liens; Title Insurance	Midlink Business Park (Loan No. 7)	The Mortgaged Property is subject to a deed restriction prohibiting the consumption of groundwater and restricting the use of the Mortgaged Property to industrial and specified categories of commercial activities.
(6) Permitted Liens; Title Insurance	Midlink Business Park (Loan No. 7)	The largest tenant, Kaiser Aluminum Fab Prod, has a right of first offer to purchase the parcel of the Mortgaged Property leased by it and/or the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer was waived by the tenant in connection with a foreclosure or deed in lieu of foreclosure, and any initial subsequent transfer by the lender, but would apply to any further transfers subsequent to a foreclosure or deed in lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Gurnee Mills (Loan No. 17)	The Mortgaged Property is subject to two recorded mechanics’ liens, related to unpaid fees for work performed by two subcontractors related to the build out of the premises of the fifth largest tenant, Floor & Decor. According to the Borrower, the tenant is responsible for the payment of the obligations to the subcontractors.
(6) Permitted Liens; Title Insurance	Best Western Plus Marina Gateway (Loan No. 23)	The Mortgaged Property is subject to an environmental restriction recorded by San Diego County in 2007 in connection with an asphalt cap overlying contaminated fill. Such restriction prohibits the use of the site for residential purposes, a hospital, a school for persons under the age of 21 and a day care center for children.
(6) Permitted Liens; Title Insurance	Best Western Plus Marina Gateway (Loan No. 23)

Under the terms of the ground lease, beginning on May 15, 2018 and on each fifth anniversary of such date thereafter for the term of the ground lease, the ground lessor has the option to purchase the tenant’s estate at fair market value (as mutually agreed upon between the Borrower and the ground lessor, or, if not so agreed, as determined by an appraisal process). The

Representation	Mortgage Loan	Description of Exception

ground lease further provides that the purchase price for such option may not be less than the sum of (i) the amount of all applicable debt secured by the Mortgaged Property, plus (ii) the amount of any debts, costs, fees and expenses of the ground tenant directly related to its ownership and operation of the Mortgaged Property, plus (iii) the amount of all costs, fees and expenses related to the closing of the purchase option, plus (iv) an amount equal to the ground tenant’s required return on its investment (as further described in the ground lease). In the event that the ground lessor exercises its option to purchase the Mortgaged Property in accordance with the ground lease, the Borrower is required under the Mortgage Loan documents to prepay the entire principal balance of the Mortgage Loan together with the then applicable yield maintenance premium.

In addition, the ground lessor has a right of first offer with respect to the Mortgaged Property. The ground lessor estoppel provides that such right of first offer would not apply in connection with any foreclosure or deed in lieu of foreclosure. However, such right would apply to any subsequent transfer.

(6) Permitted Liens; Title Insurance	Elston & Webster Building (Loan No. 26)

The Illinois Environmental Protection Agency issued a No Further Remediation Letter in connection with a controlled recognized environmental condition that restricts land use at the Mortgaged Property to industrial/commercial zoning.

(6) Permitted Liens; Title Insurance	1150 65th Street (Loan No. 31)

Under the terms of its lease, the largest tenant Clif Bar, has a right of first offer to negotiate with the Borrower for a 15 business day period in connection with a sale of all or part of the Mortgaged Property to a third party. Clif Bar waived its right of first offer with respect to a foreclosure or deed-in-lieu of foreclosure pursuant to a subordination, non-disturbance and attornment agreement executed by Clif Bar, the Borrower and the lender; however such right of first offer was not waived with respect to any transfers subsequent to a foreclosure or deed in lieu of foreclosure.

Representation	Mortgage Loan	Description of Exception
(16) Insurance	All GACC Mortgage Loans (Loan Nos. 1, 2, 3, 4, 5, 7, 8, 16, 17, 19, 20, 23, 24, 25, 26, 28, 31, 32, 34, 35, 42 and 47)	The threshold for the lender to hold and disburse insurance proceeds may be based on 5% of the initial principal amount of the related Mortgage Loan or Loan Combination rather than 5% of the outstanding principal amount.
(16) Insurance	Olympic Tower (Loan No. 2)

The Borrower is permitted under the Loan Documents to rely upon insurance maintained by (i) the condominium board (with respect to the core and shell and other common elements of the building in which the Mortgaged Property condominium unit is included and with respect to payment of the commercial unit common charges), and (ii) the third largest tenant, Cartier, and the fifth largest tenant, Versace U.S.A., Inc., with respect to the portion of the Mortgaged Property leased by such tenant, provided that in each case such insurance complies with the requirements of the Loan Documents.

To the extent (i) the ground lease between the Borrower, as ground lessee, and Olympicgold L.L.C., as ground lessor (the “Tower Ground Lease”) or ground lease between Olympicgold L.L.C., as ground lessee, and the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr., and Violet A. Curley, as ground lessor (the “Pochari Ground Lease”) require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Tower Ground Lease or Pochari Ground Lease, as applicable, (ii) the condominium documents require that all or any portion of the insurance proceeds be held or controlled by the condominium or the related board of directors (which, pursuant to the condominium documents, would occur in the case of a casualty that impacts the core or shell or other common elements of the building in which the Mortgaged Property condominium unit is included or payment of common charges), then such insurance proceeds may be held and disbursed by the insurance trustee under the condominium documents, and (iii) the lease between the Borrower and the third largest tenant, Cartier, require that all or any portion of the insurance

Representation	Mortgage Loan	Description of Exception

proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee designated under the Tower Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgaged Property) and approximately 230 residential units (not collateral for the Mortgaged Property), is not restored, insurance proceeds from the condominium board insurance policies are required to be allocated pro rata among the condominium unit holders. The pro rata share of the Borrower, as commercial unit holder, is 46.667418%. Pursuant to the Tower Ground Lease, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated first, to the ground lessor under the Tower Ground Lease in the amount of $15,000,000, and second, to the Borrower in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the leasehold interest in the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first, to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Tower Ground Lease, and held and disbursed in accordance with the Tower Ground Lease).

(16) Insurance	245 Park Avenue (Loan No. 4)	If the Borrower elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of

Representation	Mortgage Loan	Description of Exception
“BBB” or better by S&P.
(16) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 5)	If the Borrowers elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. The Borrowers may maintain a portion of the coverage required under the Loan Documents with insurance companies which do not meet the requirements set forth in the Loan Documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Borrowers are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Loan Documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Borrowers are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Loan Documents.
(16) Insurance	Gurnee Mills (Loan No. 17)

The Loan Documents permit the deductible for the all-risk special form property insurance and flood insurance of up to $500,000 (the deductible may also be higher than $500,000 if the Borrower delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Loan Documents). The amount of these deductibles may be considered higher than customary.

The third and fourth largest tenants Macy’s and Kohl’s, representing 2.8% of the underwritten rent in the aggregate) and various outlot properties (23 total, representing approximately 1.3% of the underwritten rent in the aggregate) are leased fees, where a tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty

Representation	Mortgage Loan	Description of Exception

proceeds are payable to such tenant or other non-borrower party and/or its leasehold mortgagee.

The Loan Documents permit required insurance to be provided by a syndicate, subject to certain conditions, including: (A) 60% (if five or more insurers in the syndicate) or 75% (if there are four or fewer insurers in the syndicate) of the coverage must be provided by carriers with a minimum S & P claims paying ability rating of “A”, and (B) each carrier in the syndicate must have a minimum S & P claims paying ability rating of “BBB”.

If certain reciprocal easement agreements or major leases contain provisions requiring restoration, the lender is required to make proceeds available to the related Borrower for restoration, even if the conditions to restoration in the related Loan Documents have not been satisfied.

(16) Insurance	Walgreens Market Creek (Loan No. 47)

If (i) the lease between the sole tenant, Walgreen Co., an Illinois corporation (“Walgreens”) and the Borrower (the “Walgreens Lease”) is in full force and effect, (ii) no default beyond any applicable notice and cure period is continuing under the Walgreens Lease, (iii) Walgreens or the guarantor under the Walgreens Lease remains fully liable for the obligations and liabilities under the Walgreens Lease and maintains a credit rating of at least “BBB” from S&P, (iv) the Walgreens Lease will remain in full force and effect following a casualty, Walgreens is obligated under the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense, and Walgreens is entitled to no period of rent abatement, (v) Walgreens maintains, either  through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease, (vi) to the extent Walgreens self-insures, Walgreens maintains the “financial net worth” requirement in the Walgreens lease and (vii) the borrower provides the lender satisfactory evidence that Walgreens maintains the insurance described in clause (v) above, then the borrower is deemed to be in compliance with the insurance requirements under the Mortgage Loan documents and will not be required to maintain the coverage identified in Representation and

Representation	Mortgage Loan	Description of Exception

Warranty No. 16. The insurance coverage maintained by Walgreens under its lease (which includes self-insurance) may not comply with Representation and Warranty No. 16.  Walgreens is currently self-insuring the Mortgaged Property.

(17) Access; Utilities; Separate Tax Lots	Presidio Office (Loan No. 25)	The Mortgaged Property is located in an area that is not subject to local property taxes and thus does not constitute a separate tax parcel.
(24) Local Law Compliance	Starwood Capital Group Hotel Portfolio (Loan No. 5)	Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the Hampton Inn Danville Mortgaged Property, if such restoration is not started within one year from the date of such damage, (b) in the case of the Larkspur Landing Milpitas Mortgaged Property, if more than 75% of the current value of the structure is destroyed, (c) in the case of Larkspur Landing Sunnyvale Mortgaged Property, if more than 50% of the value of the structure is destroyed, and (d) in the case of the Holiday Inn Arlington Northeast Rangers Ballpark Mortgaged Property, if either of the legal non-conforming use is discontinued for more than 180 days, or more than 50% of the fair market value of the structure is damaged.
(24) Local Law Compliance	1150 65th Street (Loan No. 31)	The Mortgaged Property is legal non-conforming as to use, as under current zoning regulations, the use of the Mortgaged Property would require a conditional use permit. Under the related zoning ordinance, a nonconforming use destroyed less than 75% may be restored to its prior condition and occupancy. If destroyed by 75% or more the nonconforming use and nonconforming structure can only be continued upon the grant of a conditional use permit.
(26) Recourse Obligations	General Motors Building (Loan No. 1)	The Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the Borrower only. The Borrower is the only indemnitor

Representation	Mortgage Loan	Description of Exception
under the environmental indemnity agreement.
(26) Recourse Obligations	Olympic Tower (Loan No. 2)	There is generally no recourse guarantor (other than the Borrower) except that the Mortgage Loan will become full recourse to the Borrower and the guarantors with respect to certain limited acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts are not included in this representation (other than with respect to bankruptcy). There is recourse to the guarantors under the related guaranty with respect to bankruptcy-related nonrecourse carveouts, however, this recourse is capped at an amount equal to 10% of the original principal balance of the related Loan Combination, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder; provided, further, that the foregoing limitation on liability with respect to bankruptcy will not apply if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Tower Ground Lease or an amendment or modification of the Tower Ground Lease in a manner adverse to the lender without the lender’s prior written consent.
(26) Recourse Obligations	245 Park Avenue (Loan No. 4)	The Loan Documents provide for recourse for misapplication of rents, insurance proceeds or condemnation awards only to the extent such misapplication remains uncured.
(26) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 5)

The Loan Documents do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.

The Loan Documents do not provide for recourse for intentional physical waste of any Mortgaged Property with respect to any acts resulting from the lender’s failure or refusal to allow the Borrowers to use net cash flow for such purposes.

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Loan Documents is capped at 20% of the outstanding

Representation	Mortgage Loan	Description of Exception

principal amount of the related Loan Combination at the time of the occurrence of such bankruptcy or insolvency action, plus all reasonable third-party costs and expenses actually incurred by the lender in connection with the enforcement of its rights under the guaranty or the other Loan Documents.

(26) Recourse Obligations	Gurnee Mills (Loan No. 17)

The guarantor’s obligations under the non-recourse carveout guaranty are capped at $55,000,000, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement.

The Loan Documents limit loss recourse for misapplication or misappropriation of rents to losses following an event of default under the related Loan Combination.

(27) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 5)	The Loan Documents provide for a partial release of individual Mortgaged Properties upon satisfaction of REMIC requirements, accompanied by the payment of a release price equal to 105% of the allocated loan amount of the individual Mortgaged Properties being released, to the extent that the aggregate principal amount of the Loan Combination that has been prepaid is less than $57,727,000.
(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans (Loan Nos. 1, 2, 3, 4, 5, 7, 8, 16, 17, 19, 20, 23, 24, 25, 26, 28, 31, 32, 34, 35, 42 and 47)	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.
(29) Acts of Terrorism Exclusion	General Motors Building (Loan No. 1)	Terrorism insurance may be maintained by the Mortgagor with NYXP, LLC, a captive insurance company, under certain conditions as further described in the Mortgage Loan documents, including but not limited to the requirement that those covered losses which are not reinsured by the federal government under TRIPRA are reinsured with a cut-through endorsement (or its equivalent) by a third party insurer rated not less than “A:X” or better in the current best’s insurance reports, “A” by S&P, and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurer.

Representation	Mortgage Loan	Description of Exception
(29) Acts of Terrorism Exclusion	Olympic Tower (Loan No. 2)	The Borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premiums that are payable in respect of the insurance required under the related Loan Documents (without giving effect to the cost of terrorism components of such insurance required under the related Loan Documents).
(29) Acts of Terrorism Exclusion	Gurnee Mills (Loan No. 17)	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, then such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Mortgaged Property and reasonable for the geographic region where the Mortgaged Property is located, so long as in no event will such deductible exceed $5,000,000.
(30) Due on Sale or Encumbrance	General Motors Building (Loan No. 1)	The Mortgage Loan documents permit, without the lender’s consent, (i) transfers of direct or indirect interests in the Borrower, provided that after giving effect to any such transfer, (A) Boston Properties Limited Partnership (“BPLP”), one of the Mortgage Loan sponsors, will, directly or indirectly, own at least twenty percent of the interests in the Borrower; and (B) BPLP shall, directly or indirectly, retain the day-to-day management and operational control rights over the Borrower (subject to customary major decision consent rights of certain indirect owners of the Borrower); and (ii) a merger, consolidation, sale of all or substantially all assets, or similar transactions as to BPLP and/or its general partner Boston Properties, Inc.(“BPI”) resulting in BPLP and/or BPI, as applicable, not being the surviving entity.
(32) Defeasance	Olympic Tower (Loan No. 2)	The Borrower’s obligation to pay servicer fees in connection with a defeasance is capped at $50,000.
(34) Ground Leases	Olympic Tower (Loan No. 2)

(j) To the extent the Tower Ground Lease or Pochari Ground Lease require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Tower Ground Lease

Representation	Mortgage Loan	Description of Exception

or Pochari Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgage Loan) and approximately 230 residential units (not collateral for the Mortgage Loan), is not restored, insurance proceeds from the condominium board policies are required to be allocated pro rata among the condominium unit holders. The commercial unit holder’s pro rata share is 46.667418%. Pursuant to the Tower Ground Lease, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated first, to the ground lessor under the Tower Ground Lease, in the amount of $15,000,000, and second, to the Borrower in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first, to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Tower Ground Lease, and held and disbursed in accordance with the Tower Ground Lease).

(l) The Tower Ground Lease does not provide that the ground lessor under the Tower Ground Lease is required to enter into a new lease with the lender under the Tower Ground Lease upon termination of the Tower Ground Lease for any reason. The Pochari Ground Lease does not provide that the ground lessor under the Pochari Ground Lease is required to enter into a new lease with the lender upon rejection of the Pochari Ground Lease by the tenant in a bankruptcy proceeding.

(34) Ground Leases	Starwood Capital Group Portfolio – Hilton Garden Inn Edison Raritan	(e) The Ground Lease is not assignable by the successors and assigns of the holder of the Mortgage Loan without the consent of the ground lessor.

Representation	Mortgage Loan	Description of Exception
Center (Loan No. 5)

(l) The Ground Lease does not provide that the ground lessor under the Ground Lease is required to enter into a new lease with the lender upon the termination of the Ground Lease for any reason other than in the event of a rejection of the Ground Lease in bankruptcy.

(34) Ground Leases	Presidio Office (Loan No. 25)

(b) The Ground Lease provides for a 30 business day deemed consent requirement (i.e. any failure of the lender to disapprove an amendment, modification, cancellation or termination will be deemed approval).

(e) Under the Ground Lease, the ground lessor’s permission, not to be unreasonably withheld, is required with respect to the terms of any mortgage loan secured by the ground leasehold estate. In addition, any mortgage loan must be in an amount equal to or less than the greater of (x) 75% of the then fair market value of the ground lessee’s leasehold estate and (y) $13,000,000, subject to (i) ground lessor’s review and approval of the terms of such financing and all documents evidencing such financing, which approval is required not to be unreasonably withheld and (ii), delivery to ground lessor of an appraisal of the ground lessee’s leasehold estate obtained by the leasehold lender establishing such loan-to-value ratio. The ground lessor has consented to the Mortgage Loan.

Additionally, upon a foreclosure or other assignment of the ground lease to the holder of the Mortgage Loan, the Ground Lease is not further assignable without the consent of the ground lessor (not to be unreasonably withheld) unless to a “Qualified Assignee” (a person or entity that is a United States or Canadian domiciled person) and ground lessor has received evidence that the proposed transferee (1) has never been indicted or convicted of, or pled guilty or no contest to, a felony or other crime of moral turpitude, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government list, and (3) has experience in the ownership and/or management of similar type properties in the geographic area in which the Mortgaged Property is located, and (4) has a reasonable financial condition in relation to the obligations to be assumed (the Ground Lease provides that a person or entity with a net worth of at least $10,000,000 shall be deemed reasonable for

Representation	Mortgage Loan	Description of Exception

these purposes).

(i) The Ground Lease provides that all subleases are subject to the ground lessor’s approval, which approval is required not to be unreasonably withheld if: (i) the sublessee is of a character or reputation or engaged in a business which is consistent with the quality of other tenants in the Presidio and would not be a significantly less prestigious occupant of the building than the tenant which proposes to sublease to the sublessee, (ii) the sublessee intends to use the premises for purposes which are permitted under the Ground Lease, (iii) the sublessee is not a governmental agency or instrumentality, or a person with whom the ground lessor or any agent of the ground lessor is actively negotiating with as a potential tenant at the Presidio, (iv) the sublessee has a reasonable financial condition in relation to the obligations to be assigned in connection with the sublease, (v) the tenant which proposes to sublease to the sublessee is not in default under the Ground Lease either at the time the tenant requests consent to the proposed sublease or on the effective date of the sublease, (vi) the economic terms of the sublease are either in conformance with a subleasing pro forma approved by the ground lessor or is otherwise approved by the ground lessor, and (vii) the tenant which proposes to sublease and its sublessee execute a sublease on the sublease form approved by the ground lessor and a ground lessor’s consent on the ground lessor’s form, and deliver the same to the ground lessor prior to commencement of the sublease term, together with a public copy of the sublease for release to the public.

(34) Ground Leases	Hampton Inn Greenwood (Loan No. 42)

(c) The Ground Lease expires on March 31, 2036 (19 years beyond the stated maturity of the Mortgage Loan), with one remaining ten year extension option. The mortgagee does not have the right to exercise the extension option.

(e) The ground lessor’s consent is required in connection with any assignment of the Ground Lease following the assignment to the mortgagee, which consent is required not to be unreasonably withheld if the new ground lessee is “financially qualified.”

(g) Notice of default is required to be given to the

Representation	Mortgage Loan	Description of Exception

mortgagee; however, the ground lease does not provide that no notice of default or termination is effective against the mortgagee unless such notice is given to the mortgagee.

(l) the ground lessor is not required to waive any defaults that are not susceptible to being cured.

EXHIBIT D

FORM OF CERTIFICATE

German American Capital Corporation (“Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of August 1, 2017 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc. and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.	Neither the Prospectus, dated July 24, 2017 (the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates, nor the Offering Circular, dated July 24, 2017 (the “Offering Circular”), relating to the offering of the Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class R Certificates, in the case of the Prospectus, as of the date thereof or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller Information (as such term is defined in the Indemnification Agreement) or omitted or omits to state therein a material fact relating to the Seller Information required to be stated therein (solely in the case of the Prospectus) or necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of, or servicing arrangements under, any Outside Servicing Agreement, to the extent that such description refers to any terms or provisions of, or servicing arrangements under, the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of, or servicing arrangements under, the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

Certified this 15th day of August 2017.

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

OUTSIDE SERVICED MORTGAGE LOAN PROVISIONS

i.	Pursuant to the related Co-Lender Agreement or Outside Servicing Agreement, payments due to the Trust in respect of the related Mortgage Loan are required to be remitted on or prior to the Business Day following the Determination Date;[1]

ii.	Pursuant to the related Outside Servicing Agreement, customary CREFC® reports related to the Mortgage Loan and the Mortgaged Properties are required to be delivered to the Trust or made available through the related Outside Servicer’s or related Outside Certificate Administrator’s website in order to permit the Master Servicer, Special Servicer and Certificate Administrator or Trustee to timely comply with their respective reporting obligations under the Pooling and Servicing Agreement;

iii.	Pursuant to the related Outside Servicing Agreement, each party to the Outside Servicing Agreement is required to deliver (and to cause any party engaged by such party to the Outside Servicing Agreement to deliver (or to use commercially reasonable efforts to cause such engaged party to deliver if such engaged party constitutes a “Mortgage Loan Seller Sub-servicer” or a term substantially similar thereto under the Outside Servicing Agreement)) (x) all materials and notices required in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with (1) its obligations under the Exchange Act (including any required 10-D, 8-K and 10-K reporting), and (2) any applicable comment letter from the Securities and Exchange Commission, and (y) with respect to any Sarbanes-Oxley Certification, the applicable certification to each Certifying Person;

iv.	Pursuant to the related Outside Servicing Agreement, customary industry standard indemnification provisions exist for the failure of the applicable parties to timely deliver (or cause to be timely delivered) the materials and notices required pursuant to clause (iii) above;

v.	In connection with (x) any amendment to the Outside Servicing Agreement, a party to such Outside Servicing Agreement is required to provide a copy of (or to provide written notice of and make available) the executed amendment to the holder of the related Mortgage Loan or the Depositor (which may be by email), in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with its obligations under the Exchange Act, and (y) the termination, resignation and/or replacement of any Outside Servicer or Outside Special Servicer, the replacement Outside Servicer or Outside Special Servicer, as applicable, is required to provide all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

1 Provided that, in the case of the General Motors Building Mortgage Loan, payments due to the Trust are required to be remitted on or prior to the later of (i) the Business Day following the Determination Date and (ii) the Business Day after receipt of properly identified funds.

E-1

vi.	The holder of an Outside Serviced Mortgage Loan is an intended third-party beneficiary of the rights under the Outside Servicing Agreement to the extent such rights affect the related Outside Serviced Mortgage Loan or the holder thereof;

vii.	The Outside Servicing Agreement provides that it shall not be amended in any manner that materially and adversely (or words of similar import) affects the holder of the Outside Serviced Mortgage Loan without the consent of such party;

viii.	Servicer Termination Events (or any analogous term under the Outside Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the holder of the Outside Serviced Mortgage Loan as required, failure to deliver (or cause to be delivered) materials or notices required in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with its obligations under the Exchange Act, and Rating Agency triggers with respect to the Certificates, subject to customary grace periods (provided, in the case of failures related to the Exchange Act, such grace periods will not cause the Depositor to fail to comply with the applicable provisions of the Exchange Act); and

ix.	If the Outside Serviced Mortgage Loan becomes the subject of an Asset Review, the applicable parties to the Outside Servicing Agreement are required to reasonably cooperate with the Asset Representations Reviewer in connection with such Asset Review (or a substantially similar provision), including with respect to providing access to related underlying documents, to the extent the Asset Representations Reviewer has not obtained such documents from the Seller and such documents are in the possession of the applicable party to the Outside Servicing Agreement.

E-2

EXHIBIT F

FORM OF DILIGENCE FILE CERTIFICATION
(CD 2017-CD5)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of August 1, 2017 (the “Pooling and Servicing Agreement”), relating to the issuance of the CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD5 (the “Series 2017-CD5 Certificates”) and that certain Mortgage Loan Purchase Agreement, dated as of August 1, 2017 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and Citigroup Commercial Mortgage Securities Inc. (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2017-CD5 Certificates. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Designated Site (as defined in the Pooling and Servicing Agreement); and

2.	Each Diligence File uploaded to the Designated Site contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 2017.

[INSERT SELLER NAME]

By:
Name:
Title:

F-1